UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2013

ServiceSource International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35108	81-0578975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street

San Francisco, California 94107

(Address of principal executive offices, Zip code)

(415) 901-6030

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e) Departure of Chief Operating Officer & Executive Vice President of Managed Services

ServiceSource International, Inc. (“ServiceSource” or, the “Company”) announced on August 19, 2013 that Robert J. Sturgeon will be resigning as Chief Operating Officer and Executive Vice President of Managed Services effective on December 31, 2013. Mr. Sturgeon’s pending departure is not due to any disagreement with the Company regarding any matters. Mr. Sturgeon intends to assist the Company with an orderly transition of responsibilities until his departure. Following the conclusion of Mr. Sturgeon’s employment on December 31, 2013, Mr. Sturgeon will provide consulting services to the Company through February 9, 2014, for which Mr. Sturgeon will be compensated on an hourly basis. In such capacity, Mr. Sturgeon will assist the senior management of the Company regarding such duties as the Company may require consistent with Mr. Sturgeon’s prior responsibilities.

On August 20, 2013, the Company and Mr. Sturgeon entered into a Separation Agreement and Release (the “Agreement”) detailing the terms of Mr. Sturgeon’s separation. In connection with the conclusion of Mr. Sturgeon’s employment on December 31, 2013, Mr. Sturgeon will receive a severance payment equal to the sum of six months of his base salary, less applicable withholding, as well as reimbursement for payments Mr. Sturgeon makes for COBRA coverage for the twelve months following his separation, provided he timely elects and pays such coverage. To the extent not paid on or prior to Mr. Sturgeon’s departure as an employee, Mr. Sturgeon will be paid any accrued but unpaid base salary, any unreimbursed business expenses, any accrued but unused vacation time and any earned but unpaid annual bonus with respect to the Company’s fiscal year 2013 (to the extent that applicable performance targets are achieved), in each case subject to applicable withholdings. Except as noted above, there are no other compensation or severance benefits that will be earned or paid to Mr. Sturgeon upon his departure, and all payments and benefits described above are subject to his not revoking his release agreement within the applicable statutory revocation periods.

The Company greatly appreciates the contributions Mr. Sturgeon has made to ServiceSource.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2013

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel and Secretary